UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2022

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Marianne M. Keler advised the Board of Trustees of CubeSmart of her intention to not stand for re-election to the Board at CubeSmart’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and her term will therefore end at the conclusion of the 2022 Annual Meeting. Ms. Keler joined the Board in 2007 and her retirement comes after 15 years of distinguished service to CubeSmart, including as Non-Executive Chair of the Board since May 2018. Ms. Keler confirmed to the Board that her determination to not stand for re-election is not the result of any disagreement with CubeSmart relating to its operations, policies or practices.

The Board has determined that, effective at the conclusion of the 2022 Annual Meeting, Deborah R. Salzberg, who has been a Trustee since May 2013, will become Non-Executive Chair of the Board.

The Board intends to nominate Jair K. Lynch, age 50, to the Board for election by the shareholders at the 2022 Annual Meeting to fill the vacancy that will arise upon Ms. Keler’s retirement. Mr. Lynch is the founder and Chief Executive Officer of Jair Lynch Real Estate Partners, an owner and developer of mixed-use properties and attainable housing in the DC metro area. Mr. Lynch, a Stanford University graduate, received a BS in Civil Engineering and a BA in Urban Design. He also was named a James L. Loeb Fellow from Harvard University’s Graduate School of Design. Mr. Lynch has served on the boards and committees of the United States Olympic Committee, the Initiative for a Competitive Inner City, Federal City Council, the Developer Roundtable, and the Sidwell Friends School. Mr. Lynch is also a two-time member of the United States Olympic Team and was the captain of the US Olympic gymnastics team in 1996 where he won a silver medal on the parallel bars.

The Board determined that Mr. Lynch meets the standards for Trustee independence established by the New York Stock Exchange and the Board.  There is no arrangement or understanding between Mr. Lynch and any other persons pursuant to which the Board determined to nominate Mr. Lynch for election to the Board and Mr. Lynch does not have any related party transactions with CubeSmart that would require disclosure under Item 404(a) of Regulation S-K. Upon Mr. Lynch’s election to the Board, CubeSmart will enter into its standard form of indemnification agreement for non-management Trustees, the form of which has been filed as an exhibit to CubeSmart’s most recent Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary
Date: March 3, 2022

CUBESMART, L.P.

By: CubeSmart, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary

Date: March 3, 2022